                                                                    EXHIBIT 10.2







        REGULATION S-K SCHEDULE TO FORM OF SALARY CONTINUATION AGREEMENT


         The following Form of Salary Continuation Agreement has been used by the Company to enter into individual agreements with each of the following employees:

         1.       Daniel T. Hendrix, President and Chief Executive Officer.
         2. Raymond S. Willoch, Senior Vice President-Administration, General Counsel and Secretary.
         3.       Brian L. DeMoura, Senior Vice President (and a subsidiary
                  President).
         4.       John R. Wells, Senior Vice President (and a subsidiary
                  President).

                         SALARY CONTINUATION AGREEMENT

         THIS SALARY CONTINUATION AGREEMENT (this "Agreement") is made and entered into as of the 1st day of October, 2002, by and between INTERFACE, INC., a Georgia corporation (the "Company"), and ____________, a resident of ____________________ ("Employee").

                              W I T N E S S E T H:

         WHEREAS, Employee is currently employed by the Company in the capacity of ___________________________________;

         WHEREAS, Employee has performed his duties in a capable and efficient manner;

         WHEREAS, the experience of Employee is such that assurance of his continued service to the Company is considered essential to its future growth and profits, and the Company desires to retain the valuable services and business counsel of Employee and to induce Employee to remain in his managerial and supervisory capacity with the Company;

         WHEREAS, the Company further wishes to retain Employee so as to prevent a substantial financial loss which the Company would incur if Employee left the employment of the Company and entered the employment of a competitor;

         WHEREAS, Employee is willing to continue in the employ of the Company, provided the Company will agree to provide to Employee and his beneficiaries an additional benefit in the form of certain payments in the event of Employee's retirement, disability or death;

         WHEREAS, Employee is considered a highly compensated employee or member of a select management group of the Company;

         WHEREAS, the Company and Employee entered into a salary continuation agreement effective as of ____________________, which was previously amended and restated pursuant to an agreement dated ________________ (collectively, the "Prior Agreement");

         WHEREAS, the Compensation Committee of the Company's Board of Directors approved, on November 26, 2001, certain changes to the Prior Agreement, to be effective October 1, 2002, and the parties now desire to modify the Prior Agreement in certain respects; and

         WHEREAS, this Agreement, which continues, amends and restates the Prior Agreement in its entirety, shall be deemed effective as of the original effective date (______________) of the Prior Agreement.

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms, when used with an initial capital letter, shall have the meanings ascribed to them below:

         (a) Annual Compensation means salary and cash bonus paid by the Company to Employee for a particular calendar year, and excludes compensation from stock options, restricted stock and any other benefit or compensation program. (The cash bonus applicable to a particular calendar year is the bonus paid typically on a quarterly basis during the year and within the first calendar quarter of the following year.)

         (b) Authorized Leave of Absence means any period not to exceed one year during which the Company, in its sole discretion, permits Employee to be away from work and which the Company designates as an "authorized leave of absence".

         (c) Beneficiary means the person or persons (which may be the Employee's estate) designated (or deemed designated) by Employee in accordance with the terms of Section 6(a) hereof to receive any death benefit payable under this Agreement upon Employee's death.

         (d) Cause means the reason for termination of Employee's employment is (i) Employee's fraud, dishonesty, gross negligence or willful misconduct with respect to business affairs of the Company, (ii) Employee's refusal or repeated failure to follow the established lawful policies of the Company applicable to persons occupying the same or similar positions; or (iii) Employee's conviction of a felony or other crime involving moral turpitude.

         (e) Change in Control shall mean and be deemed to occur on the earliest of, and upon any subsequent occurrence of, the following:

                  (i) during such period as the holders of the Company's Class B common stock are entitled to elect a majority of the Company's Board of Directors, the Permitted Holders (defined below) shall at any time fail to be the "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934) of a majority of the issued and outstanding shares of the Company's Class B common stock;

                  (ii) at any time during which the holders of the Company's Class B common stock have ceased to be entitled to elect a majority of the Company's Board of Directors, the acquisition by any "person", entity or "group" of "beneficial ownership" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, and rules promulgated thereunder) of more than 30 percent of the outstanding capital stock entitled to vote for the election of directors ("Voting Stock") of (A) the Company,


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

or (B) any corporation which is the surviving or resulting corporation, or the transferee corporation, in a transaction described in clause (iii)(A) or
(iii)(B) immediately below;

                  (iii) the effective time of (A) a merger, consolidation or other business combination of the Company with one or more corporations as a result of which the holders of the outstanding Voting Stock of the Company immediately prior to such merger or consolidation hold less than 51 percent of the Voting Stock of the surviving or resulting corporation, or (B) a transfer of all or substantially all of the property or assets of the Company other than to an entity of which the Company owns at least 51 percent of the Voting Stock, or (C) a plan of complete liquidation of the Company; and

                  (iv) the election to the Board of Directors of the Company, without the recommendation or approval of Ray C. Anderson if he is then serving on the Board of Directors, or, if he is not then serving, of the incumbent Board of Directors of the Company, of the lesser of (A) four directors, or (B) directors constituting a majority of the number of directors of the Company then in office.

         (f) Claims Manager means the Chief Financial Officer of the Company or such other executive officer of the Company as may be designated by the Company's Chief Executive Officer or Board of Directors to serve in such capacity (which designation shall be communicated to Employee by written notice). In the absence of a designated Claims Manager, the Board of Directors shall function as Claims Manager.

         (g)      Code means the Internal Revenue Code of 1986, as amended.

         (h) Disability or Disabled means (i) with respect to the first 60 months of the period in which Employee claims he is unable to work, Employee's mental or physical condition that has lasted for at least six continuous months, that appears to be permanent or indefinite in nature and that prevents Employee from performing all of the substantial and material duties of his regular occupation; and (ii) with respect to the continuous, succeeding period (after such initial 60 months) in which Employee claims he is unable to work, Employee's mental or physical condition resulting from an injury or sickness that prevents Employee from performing all of the substantial and material duties of any occupation for which he is reasonably fitted by education, training or experience.

         (i) Earliest Retirement Date means the first date on which Employee both has attained age 55 (but is not yet age 65) and completed 15 Years of Employment.

         (j) Early Retirement Date means the date, on or after Employee's Earliest Retirement Date but before his Normal Retirement Date, on which Employee actually retires from the employ of the Company (or, under certain circumstances where Employee's actual employment has terminated but Employee is deemed to be continuously employed, the date Employee elects to "retire" and commence early retirement payments), as described in Section 3 hereof.

         (k) Early Retirement Payments means the early retirement salary continuation payments that will become payable to Employee if he retires on his Early Retirement Date, as described in Section 3 hereof.

         (l) Normal Retirement Date means the first date on which Employee both has attained age 65 and completed 15 Years of Employment.

         (m)      Permitted Holders means the individuals listed on Schedule
10.11 to the Second Amended and Restated Credit Agreement dated as of June 25, 1997, by and among the Company, certain of its subsidiaries, SunTrust Bank and the other banks parties thereto (regardless of whether said agreement is terminated or continues in force and effect), provided that, for purposes of this definition, the reference to each such individual shall be deemed to include the members of such individual's immediate family, such individual's estate, and any trusts created by such individual for the benefit of members of such individual's immediate family.

         (n) Salary Continuation Payments means the salary continuation payments that will become payable to Employee if he retires on or after his Normal Retirement Date, as described in Section 2 hereof.

         (o) Schedule A means "Schedule A - Schedule of Benefit Amounts", a copy of which is attached to this Agreement and incorporated herein by this reference.

         (p) Schedule B means "Schedule B - Beneficiary Designation Form", a copy of which is attached hereto and incorporated herein by this reference.

         (q) Spouse means the spouse of Employee to whom Employee is married, pursuant to a religious or civil ceremony recognized by the laws of the state where the marriage was contracted, on the date such status is being determined.

         (r) Voluntary Termination means termination of employment that is voluntary on the part of Employee, and either (A) is subsequent to the Company providing notice to Employee, in accordance with Section 2 of the Change in Control Agreement between Employee and the Company, that the term of said Change in Control Agreement will cease to extend automatically, or (B) in the judgment of Employee, is due to (x) a reduction of Employee's responsibilities, title or status resulting from a formal change in such title or status, or from the assignment to Employee of any duties inconsistent with Employee's title, duties or responsibilities in effect within the year prior to the Change in Control; (y) a reduction in Employee's compensation or benefits; or (z) a Company-required involuntary relocation of Employee's place of residence or a significant increase in Employee's travel requirements.

         (s) Year of Employment means each annual period, beginning on ____________ (that is, the date Employee first became employed by the Company or one of its affiliates), during which Employee is, or has been or is deemed to be continuously employed by the Company or one of its affiliates. For purposes hereof, Employee shall be deemed to be employed by the Company during any Authorized Leave of Absence and any period of Disability. Furthermore, if Employee's employment is terminated by the Company without Cause, or if a Voluntary Termination occurs within six months prior to, or within 24 months following, the date of a Change in Control, Employee shall be deemed for purposes of this Agreement as continuing to be actively employed by the Company and his Years of Employment shall include the period after any such termination.

         2.       Normal Retirement Benefit.

         (a) Amount of Salary Continuation Payments. If Employee retires or becomes Disabled on or after his Normal Retirement Date, the Company shall make Salary Continuation Payments to Employee in the amount described under the heading entitled "Salary Continuation Payments" in Schedule A.

         (b) Commencement; Preservation. Employee's Salary Continuation Payments shall commence within 30 days after Employee's retirement and shall be made monthly thereafter for and during the lifetime of Employee (provided, however, that certain payments may continue after Employee's death pursuant to subsection (c) or (d) below). If the Company terminates Employee's employment without Cause (or if a Voluntary Termination occurs within six months prior to, or within 24 months following, the date of a Change in Control) before Employee's Normal Retirement Date, Employee nevertheless shall remain eligible to receive Salary Continuation Payments as described in Schedule A upon attainment of his Normal Retirement Date; provided, however, that if at the time Salary Continuation Payments first become payable to Employee the term of Employee's employment agreement with the Company has not yet expired and the Company has an obligation under said employment agreement to continue to pay amounts of salary and bonus to employee for all or a portion of the remaining term of said employment agreement, then the commencement of Salary Continuation Payments to Employee hereunder shall be delayed until the earlier of (i) the end of the term of said employment agreement for which payments of salary and bonus are payable, or (ii) the date of the final payment of such amounts.

         (c) Post-Retirement Death Benefit. Unless Employee has elected a Joint and Survivor Annuity pursuant to subsection (d) below, in the event Employee should die after his Salary Continuation Payments have commenced, but before 120 payments have been made to or for his benefit, then the unpaid balance of such 120 payments shall continue to be paid by the Company to Employee's Beneficiary. If Employee's Beneficiary dies before a total of 120 monthly payments have been made to Employee and his Beneficiary, then the unpaid balance of such 120 payments shall continue to be paid by the Company to Employee's estate.

         (d)      Optional Forms of Salary Continuation Payments.

         If Employee has a Spouse, he may waive the normal form of payment of Salary Continuation Payments described in Section 2(b) above and elect an optional form of payment in accordance with the following:

         (i) Such waiver and election must be made by Employee at least six months prior to the date Salary Continuation Payments are to commence to Employee (unless the Company establishes a shorter time period).

         (ii) Employee may elect from the following optional forms of payment: A monthly annuity for the life of Employee, with a survivor monthly income for the life of Employee's Spouse in an amount equal to either 50% or 100% of the monthly annuity payable during the life of Employee (the "Joint and Survivor Annuity"). If Employee elects the 50% Joint and Survivor Annuity, his Salary Continuation Payments (the monthly annuity) will be reduced to 92.5% of the amount otherwise payable (and his Spouse would receive, after Executive's death, 46.25% of the amount otherwise payable); if he elects the 100% Joint and Survivor Annuity, his Salary Continuation Payments will be reduced to 83.33% of the amount otherwise payable (and his Spouse would continue to receive, after Executive's death, 83.33% of the amount otherwise payable).

         (iii) If Employee elects the Joint and Survivor Annuity and he or his Spouse shall die or they are divorced before the date Salary Continuation Payments are to commence, his election of the Joint and Survivor Annuity shall be revoked automatically. If Employee elects the Joint and Survivor Annuity and Salary Continuation Payments (the monthly annuity) commence to Employee, his Salary Continuation Payments thereafter shall not be changed by reason of the death of his Spouse during his own lifetime. If the person who was Employee's Spouse at the date Salary Continuation Payments commence to Employee ceases to be his Spouse prior to his date of death, such person shall continue to be entitled to the survivor annuity provided for in clause (ii) above.

         (iv) If Employee's Spouse is receiving survivor monthly annuity payments and the Spouse dies before a total of 120 monthly payments have been made to Employee and his Spouse, then the unpaid balance of such 120 monthly payments (in the monthly amount the Spouse was receiving) shall continue to be paid by the Company to Employee's estate.

         3.       Early Retirement Benefit.

         (a) General Eligibility for Benefit. If Employee retires or becomes Disabled on or after his Early Retirement Date, the Company shall make Early Retirement Payments to Employee, in accordance with the terms of this
Section 3. For such Early Retirement Payments to be due and payable, Employee must have given the Company at least five months prior written notice of such early retirement (unless the Company establishes a shorter time period), and such notice shall specify Employee's Early Retirement Date; provided, however, that if Employee is Disabled he shall not be required to give such notice, and his Early Retirement Payments automatically shall commence as of the later of
(i) the date he becomes Disabled, or (ii) his Earliest Retirement Date.

         (b) Amount of Early Retirement Payments. The amount of Employee's Early Retirement Payments will be the respective percentage (set forth below opposite Employee's age on his Early Retirement Date) of the Salary Continuation Payments which he would have otherwise received if he was retiring on his Normal Retirement Date:

                                                      Percentage of Salary
               Age On Early Retirement Date           Continuation Payments
               ----------------------------           ---------------------
                           55                                  60%
                           56                                  64%
                           57                                  68%
                           58                                  72%
                           59                                  76%
                           60                                  80%
                           61                                  84%
                           62                                  88%
                           63                                  92%
                           64                                  96%

         (c) Commencement; Preservation. Employee's Early Retirement Payments shall commence within 30 days after Employee's Early Retirement Date and shall be made monthly thereafter for and during the lifetime of Employee (provided, however, that certain payments may continue after Employee's death pursuant to subsection (e) or (f) below). If the Company terminates Employee's employment without Cause (or if a Voluntary Termination occurs within six months prior to, or within 24 months following, the date of a Change in Control) on or before Employee's Earliest Retirement Date, Employee nevertheless shall remain eligible to elect and receive Early Retirement Payments upon attainment of his Earliest Retirement Date; provided, however, that if at the time Early Retirement Payments first become payable to Employee the term of Employee's employment agreement with the Company has not yet expired and the Company has an obligation under said employment agreement to continue to pay amounts of salary and bonus to employee for all or a portion of the remaining term of said employment agreement, then the commencement of Early Retirement Payments to Employee shall be delayed until the earlier of (i) the end of the term of said employment agreement for which payments of salary and bonus are payable, or (ii) the date of the final payment of such amounts; and, provided further, in this case, the Company shall calculate the percentage reduction applicable to Employee's salary continuation benefit based on Employee's age on the date Early Retirement Payments actually commence.

         (d) Request for Delay of Early Retirement Payments. If, at least 12 months before Employee otherwise would first be entitled to any Early Retirement Payments, Employee makes an election to defer his receipt of all of his Early Retirement Payments to a date that is on or before the date he attains age 65, the Company shall delay the commencement of benefits payable under this Section 3 and shall calculate the percentage reduction (if any) applicable to Employee's benefit based on Employee's age as of the date he elects for his benefits hereunder to commence. Employee may make three such elections to defer the


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

commencement of his Early Retirement Payments, but no such election shall delay the commencement date beyond his Normal Retirement Date.

         (e) Post-Retirement Death Benefit. Unless Employee has elected a Joint and Survivor Annuity pursuant to subsection (f) below, in the event Employee should die after his Early Retirement Payments have commenced, but before 120 payments have been made to or for his benefit, then the unpaid balance of such 120 payments shall continue to be paid by the Company to Employee's Beneficiary. If Employee's Beneficiary dies before a total of 120 monthly payments have been made to Employee and his Beneficiary, then the unpaid balance of such 120 payments shall continue to be paid by the Company to Employee's estate.

         (f) Optional Forms of Early Retirement Payments. If Employee has a Spouse, he may waive his normal form of payment of Early Retirement Payments described in Section 3(c) above and elect an optional Joint and Survivor Annuity payment in the same manner as provided with respect to a Normal Retirement Benefit under Section 2(d) above. Employee's Early Retirement Payments shall first be calculated in accordance with Section 3(b) above and then the Joint and Survivor Annuity reduction factor in Section 2(d) (i.e., 92.5% of Early Retirement Payments if Employee elects the 50% Joint and Survivor Annuity, and 83.33% of Early Retirement Payments if Employee elects the 100% Joint and Survivor Annuity) shall be applied to such Early Retirement Payments. The terms and conditions under which the Joint and Survivor Annuity is payable for early retirement shall be the same as provided in Section 2(d).

         4. Pre-Retirement Death Benefit. If Employee dies (i) while actively employed by the Company, (ii) during a Disability, (iii) at any time after his termination without Cause, or after a Voluntary Termination which occurred within six months prior to, or within 24 months following, the date of a Change in Control, or (iv) after his Early Retirement Date but before Salary Continuation Payments or Early Retirement Payments have commenced (in accordance with Section 3(d) above), the amount described in clause (i) under the heading entitled "Death Benefit" in Schedule A shall be paid monthly, commencing within 30 days after Employee's death, in 120 payments over a 10-year period to Employee's Beneficiary; provided, however, that if Employee's Beneficiary is his Spouse, his surviving Spouse shall have the option to elect to receive the amount described in clause (ii) under the heading entitled "Death Benefit" in Schedule A (in lieu of the payment described in clause (i) thereof) payable monthly for the life of the Spouse. The election by the surviving Spouse of the alternative benefit under said clause (ii) shall be made and documented by the surviving Spouse in such manner as the Company may specify. If Employee's Beneficiary dies before a total of 120 monthly payments have been made to the Beneficiary (whether under clause (i) or clause (ii) of Schedule A), then the unpaid balance of such 120 payments shall continue to be paid by the Company to Employee's estate. Notwithstanding anything in this Agreement to the contrary, once Employee commences receiving Salary Continuation Payments or Early Retirement Payments pursuant to the terms of Sections 2 or 3 hereof, no payments shall be due or payable under this Section 4, and the death benefit payable to Employee's Beneficiary under this Agreement shall be solely as described in Section 2 or 3, as applicable.

         5. Disability Benefit. If Employee becomes Disabled while actively employed by the Company or following his termination by the Company without Cause (or following a Voluntary Termination which occurred within six months prior to, or within 24 months following, the date of a Change in Control), the Company shall pay to Employee monthly payments, retroactive to the date Employee's Disabled condition commenced, for a period of up to 60 months, in the amount described under the heading entitled "Disability Benefit" in Schedule A. Such payments shall commence within 10 days after the expiration of the first six months of Employee's Disability, with the first payment being the total amount payable for such six-month period then just ended. If Employee's Disability ends within such 60-month period, the Company's obligation to make benefit payments under this Section 5 with respect to the just-ended episode of Disability shall cease immediately, whether or not Employee returns to work with the Company. If, after the expiration of such 60-month period of Disability during which such monthly payments are made, Employee's Disability (as defined in Section 1(h)(ii) hereof) continues, the Company will continue the monthly disability payments until such Disability terminates. Notwithstanding anything herein to the contrary, no disability payments (or, if disability payments have begun, no further disability payments) shall be due or payable under this Section 5 (whether during or after the first 60 months of Employee's Disability) for any period for which Salary Continuation Payments or Early Retirement Payments are payable under Sections 2 or 3 hereof.

         6.       Other Provisions Relating to Benefits.

         (a) Beneficiary Designation. Employee shall designate, and from time to time may redesignate, his Beneficiary by completing the beneficiary designation form attached hereto as Schedule B, or by notifying the Company in such other form and manner as the Company may determine. If at the time of Employee's death, (i) Employee has not designated a Beneficiary, (ii) all designated Beneficiaries shall have predeceased Employee, or (iii) the Beneficiary designated by Employee cannot be located by the Company within one year from the date benefits are to be paid to such person, then, in any of such events, the Beneficiary of such Employee with respect to any benefits and amounts that remain payable under this Agreement shall be Employee's surviving Spouse, if there be one and she can be located within the one year period, and if not, Employee's estate.

         (b) Acceleration of Payments. The Company shall not have a unilateral right to accelerate the payment of any benefits payable under this Agreement. Employee (or, in the case of Employee's death or mental incapacity, his Beneficiary or Spouse, as applicable under Section 6(a), or the duly appointed representative of his person or estate) may request in writing an acceleration of the payment of any benefits payable under this Agreement, provided that the Company shall have the sole discretion to determine whether any such acceleration will be permitted and the Company may establish standards for permitting such accelerated distributions. In the event such acceleration is approved by the Company, the amount payable will be the single sum present value of the payments otherwise due Employee and shall be determined in accordance with the following:

                  (i) If, at the time of such acceleration, Employee has already commenced receiving Early Retirement Payments or Salary Continuation Payments, the amount payable shall be the single sum present value of the scheduled Early Retirement Payments or Salary Continuation Payments (using the mortality table and interest rate assumptions set forth in clause (iv) below), whether such payments are payable in the normal form under Section 2(b) or Section 3(c), or as a Joint and Survivor Annuity under Section 2(d) or Section 3(f).

                  (ii) If, at the time of such acceleration, Employee has not yet commenced receiving Early Retirement Payments or Salary Continuation Payments, Employee shall be assumed to have continued his employment with the Company and elected to commence his retirement on the date ranging from age 55 to age 65 (the "Maximum Benefit Date") that will result in his receiving on the acceleration payment date the greatest single sum present value benefit (of Early Retirement Payments or Salary Continuation Payments, as the case may be) that could be paid to Employee (using the mortality table and interest rate assumptions set forth in clause (iv) below).

                  (iii) In addition, in the event Employee has been terminated without Cause at any time following a Change in Control (or a Voluntary Termination has occurred within six months prior to, or within 24 months following, the date of a Change in Control), and at the time of such acceleration Employee has not yet commenced receiving Early Retirement Payments, the single sum present value benefit otherwise payable to Employee under clause (ii) above shall be increased by a percentage equal to: (x) the average annual percentage increase in the U.S. consumer price index -- all cities -- urban consumers, published by the U.S. Department of Labor (or if no longer published, such other mutually agreed index) over the preceding 20 years, multiplied by (y) the number of years (and partial years determined on a monthly basis) between the date of such termination and the Maximum Benefit Date.

                  (iv) The calculations under this Section 6(b) shall be made by applying the mortality tables prescribed in Code Section 417(e), and an interest rate that is the lesser of (x) six percent or
         (y) the interest rate used by the Pension Benefit Guaranty Corporation (or its successor organization) as of the first day of the calendar year in which the acceleration occurs to value immediate annuities on termination of a Code Section 401(a) qualified defined benefit pension plan.

         (c) Independence of Benefits. The benefits payable under this Agreement shall be independent of, and in addition to, any other benefits or compensation payable by the Company to Employee, whether as salary, bonus or otherwise. This Agreement does not involve a reduction in salary or a foregoing of an increase in future salary by Employee, nor does it in any way affect or reduce the existing or future compensation or other benefits of Employee.

         (d) Special Provisions Relating to Change in Control. Notwithstanding anything in this Agreement to the contrary, in the event of a Change in Control, the benefit payable to Employee under this Agreement (whether associated with or following a termination without Cause; a Voluntary Termination which occurred within six months prior to, or within 24 months following, the date of the Change in Control; death; Disability; or retirement, including early retirement -- as used herein, a "triggering event") shall be based on the greater of (i) the average Annual Compensation paid by the Company for the four individual calendar years of Employee's highest compensation during the last eight full calendar years preceding the date of the particular triggering event or (ii) the average Annual Compensation paid by the Company for the four individual calendar years of Employee's highest compensation during the last eight full calendar years preceding the date of the Change in Control. The intent of this provision is to establish a minimum or "floor" benefit level for Employee as of the date of the Change in Control. In addition, in the event

Employee is terminated without Cause at any time following a Change in Control (or a Voluntary Termination occurs within six months prior to, or within 24 months following, the date of a Change in Control), the benefit otherwise payable to Executive (or his Beneficiary) pursuant to any triggering event shall be increased by a percentage equal to the aggregate percentage increases in the U.S. consumer price index - all cities - urban consumers, published by the U.S. Department of Labor (or if no longer published, such other index selected by the Company as a fair and reasonable substitute), between the date of such termination and the actual commencement of benefits.

         7. Conditions to Payment of Benefits. The benefits payable under this Agreement to Employee or his Beneficiary shall be conditioned upon Employee complying with the following provisions of this Section 7. In the event Employee fails to comply with any such provision, only the future benefits (payable after the date of such non-compliance) shall be subject to risk of forfeiture for breach of this Agreement. Prior to terminating benefits for an actual or alleged violation of subsection (b) or (c) below, the Company must have first provided Employee with written notice of the violation and Employee shall have failed to cure or cease such violation within 30 days after his receipt of such notice.

         (a) Continuation of Employment. Employee shall be continuously employed by the Company until Employee's Earliest Retirement Date or his death, whichever first occurs. During any Authorized Leave of Absence, any period of Disability and any period following the Company's termination of Employee's employment without Cause (or a Voluntary Termination by Employee within six months prior to, or within 24 months following, the date of a Change in Control), Employee will still be considered to be in the continuous employment of the Company for purposes of this Agreement.

         (b) Consultation Services. Employee shall render such reasonable business consulting and advisory services as the Board of Directors of the Company by written request may call upon him to provide, and as his health (in the opinion of Employee) may permit, from time to time during the period from his retirement (meaning, the date Employee begins to receive Salary Continuation Payments or Early Retirement Payments) to the earlier of the date of his death or Disability. In this regard, it is understood that (i) such consulting and advisory services shall not preclude, or be requested in a fashion which would inhibit, Employee from engaging in other full-time employment not competitive with the Company nor shall they require Employee to be active in the Company's day-to-day activities or require Employee to engage in any substantial travel, (ii) Employee shall perform such services as an independent contractor, and (iii) Employee shall be reimbursed for all ordinary and necessary business expenses incurred in performing such services.

         (c) Conflict of Interest. During his employment with the Company, Employee shall not engage in any other business enterprise without the prior written consent of the Company. (The foregoing shall not be construed to preclude Employee from serving on the Board of Directors of any other company or entity not competitive with the Company or from performing services for civic, social, religious or charitable purposes.) After his retirement from the Company or after his Disability and while he is receiving benefits hereunder, he shall not, without the Company's prior written consent, engage in any business activity which is in competition with the Company.

         (d) Suicide. Employee shall not commit suicide within two years after the original effective date of the Prior Agreement, whether or not Employee is then sane or insane.

         8.       Nature of Obligations.

         (a) Currently Unfunded. The Company's obligations under this Agreement shall be unfunded and unsecured promises to pay the benefits provided for hereunder. Except as provided in subsection (b) hereof, in any other agreement between the Company and Employee, or by the terms of any plan sponsored by the Company, the Company shall not be obligated to fund its obligations under this Agreement; provided, however, that even if not otherwise required to do so, the Company, in its sole discretion, may elect to fund its obligations under this Agreement in whole or in part.

         (b) Funding Upon a Change in Control. Notwithstanding anything to the contrary contained in this Agreement, immediately upon and coincident with a Change in Control, the Company shall contribute to an irrevocable grantor trust (generally referred to as a "rabbi trust"), for which an independent bank or financial institution serves as the trustee, an amount of cash equal to the current single sum present value of the Company's obligation hereunder to Employee, assuming Employee were to remain actively employed until age 65. Such single sum present value amount shall be measured as of the date the Change in Control occurs and shall be determined by applying the mortality tables prescribed in Code Section 417(e) and an interest rate that is the lesser of
(i) six percent or (ii) the interest rate used by the Pension Benefit Guaranty Corporation (or its successor organization) as of the first day of the calendar year in which the Change in Control occurs to value immediate annuities on termination of a Code Section 401(a) qualified defined benefit pension plan. The terms of such rabbi trust shall require the trustee thereof to make payments in accordance with the terms of this Agreement and shall prohibit the trustee from permitting a reversion to the Company of any trust assets until the Company's obligations under this Agreement shall be satisfied in full. The terms of the trust also shall prohibit the investment in any equity interests of the Company with any cash (or investment earnings attributable thereto) contributed with respect to the obligations hereunder. Notwithstanding this mandatory funding of the rabbi trust, if the assets of the trust are insufficient or the trustee for any reason is unable or unwilling to make the payments required hereunder, the Company shall make such payments.

         (c) Investments. It is understood that the Company may make investments so that it will have segregated assets to help pay its obligations hereunder; and, in this regard, Employee hereby agrees to submit to appropriate medical examinations, supply such information and execute such documents, as the Company may reasonably require with respect to such investments. It is understood and agreed that Employee shall have no beneficial or other interest in any such investment, which, subject to Section 8(a) and (b) above, at all times shall remain a part of the Company's general assets accessible to its creditors. Accordingly, subject to Section 8(a) and (b) above, the rights of Employee, Employee's Beneficiary or any other person claiming through Employee under this Agreement shall be solely those of an unsecured general creditor of the Company. Employee, his Beneficiary or any other person claiming through Employee, shall only have the right to receive from the Company those payments which are specified under this Agreement. No asset used or acquired by the Company in connection with its obligations and liabilities hereunder shall be deemed to be held under any trust for the benefit of Employee or his Beneficiary (except as provided in Section 8(a) and (b) above), nor shall any such asset be considered as security for the performance of the obligations and liabilities of the Company hereunder.

         9. Employment Rights. This Agreement shall not itself be deemed to constitute a contract of employment between the Company and Employee, and shall not create any rights in Employee to continue in the Company's employ for any specific period of time or any other rights in Employee or obligations on the part of the Company, except as are expressly set forth herein. No provision hereof shall restrict the right of the Company to discharge Employee or restrict the right of Employee to terminate his employment with the Company.

         10. Nonalienation of Benefits. No right or benefit under this Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of Employee or his Beneficiary. If Employee or his Beneficiary shall become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit hereunder, then such right or benefit shall, in the discretion of the Board of Directors of the Company, cease and terminate; and in such event, the Company may hold or apply same or any part thereof for the benefit of Employee or his Beneficiary, his spouse, children or other dependents, or any of them, in such manner and in such proportion as the Board of Directors of the Company may deem proper under the then existing circumstances. Notwithstanding the foregoing, the Company shall have the right, exercisable solely in its discretion, to offset against any benefits payable hereunder, at the time same become payable to Employee (or to his Beneficiary in the event of his death), any then existing indebtedness of any kind of Employee to the Company, whether or not such indebtedness is otherwise deemed due and payable. This right of offset shall be void and of no effect in the event of a Change in Control, in which event the Company shall pay to Employee all of the benefits due and owing under this Agreement, but without prejudice to the right of the Company to take separate action to collect payment of any indebtedness owed by Employee to the Company.

         11. Agreement Binding on Successors. This Agreement is solely between the Company and Employee, and Employee and his Beneficiary shall have recourse only against the Company and its successors and assigns for enforcement hereof (together with rights against and with respect to the "rabbi trust", if established pursuant to Section 8(b) hereof). This Agreement will be binding upon Employee's Beneficiary, heirs and personal representatives and upon the successors and assigns of the Company. Any person or business entity succeeding to all or substantially all of the business of the Company by stock purchase, merger, consolidation, purchase of assets or otherwise, shall be bound by and shall adopt and assume this Agreement (which assumption shall not negate the obligation of the Company to immediately fund its obligations hereunder in the event of a Change in Control, as provided in Section 8(b) hereof), and the Company shall obtain the express assumption of this Agreement by any such successor.

         12.      Claims Manager and Claims Procedure.

         (a) Claims Procedure. Benefits shall be paid in accordance with the provisions of this Agreement. The Claims Manager shall be the Company's representative for purposes of making all determinations as to the right of Employee or any other person to a benefit under this Agreement, and any requests for such a benefit must be made in a writing mailed or delivered to the Claims Manager. If such a request is wholly or partially denied, notice of the decision shall be mailed to the claiming person no later than 45 days after the receipt of the request by the Claims Manager. Such a notice of denial shall include the following:

                  (i)      The specific reason or reasons for such denial;

                  (ii) The specific reference to pertinent provisions of this Agreement on which the denial is based;

                  (iii) A description of any additional material or information necessary for the claimant to submit to perfect the claim and an explanation of why such material or information is necessary; and

                  (iv) A description of this Agreement's claim review procedure.

         (b) Claim Review Procedure. The claim review procedure is available upon written request by the claimant to the Claims Manager within 60 days after receipt by the claimant of written notice of the denial of the claim, and includes the right to examine pertinent documents and Company data and submit issues and comments in writing to the Claims Manager. The decision on review will be in writing and written in a manner calculated to be understood by the claimant, will be made within 30 days after receipt of the request for review (unless special circumstances warrant an extension of time not to exceed an additional 30 days), and will include specific reasons for the decision with references to the specific Agreement provisions on which the decision is based.

         13.      General Provisions.

         (a) Notices. Except as may be otherwise specified herein, all notices, consents and other communications required or authorized to be given by either party to the other under this Agreement shall be in writing and shall be deemed to have been given or submitted (i) upon actual receipt if delivered in person or by facsimile transmission, (ii) upon the earlier of actual receipt or the expiration of two business days after sending by express courier (such as UPS or Federal Express), and (iii) upon the earlier of actual receipt or the expiration of seven days after mailing if sent by registered or certified express mail, postage prepaid, to the parties at the following addresses:

         To the Company:  Interface, Inc.
                          2859 Paces Ferry Road, Suite 2000
                          Atlanta, Georgia 30339
                          Fax No.: 770-437-6822
                          Attn: Chief Executive Officer

         With a copy to:  Interface, Inc.
                          2859 Paces Ferry Road, Suite 2000
                          Atlanta, Georgia 30339
                          Fax No.: 770-319-6270
                          Attn: General Counsel

         To Employee:      __________________________________
                           at the last address and fax number
                           shown on the records of the Company

Employee shall be responsible for providing the Company with a current address. Either party may change its address (and facsimile number) for purposes of notices under this Agreement by providing notice to the other party in the manner set forth above.

         (b) Entire Agreement; Governing Law. This Agreement contains the entire agreement between the parties hereto relating to the matters provided herein, and no representation or warranty not expressly contained or incorporated by reference herein is made by either party. This Agreement shall not be modified or amended in any manner except by an instrument in writing executed by the parties or their respective successors in interest, which makes reference to this Agreement. To the extent not controlled by the terms of the Employee Retirement Income Security Act of 1974, as amended, this Agreement shall be governed by, and construed and enforced in accordance with, Georgia law. The provisions of this Agreement are severable, and the validity or invalidity of one or more of the provisions herein shall not have any effect upon the validity or enforceability of any other provision.

         (c) Affiliates. For purposes of this Agreement, Employee shall be considered as being employed by the Company if he is employed by any corporation owned or controlled by the Company (such as a subsidiary, or a subsidiary of a subsidiary) or a corporation which is a successor of the Company.

         IN WITNESS WHEREOF, the individual party has executed this Agreement, and the corporate party has caused this Agreement to be executed by its duly authorized officers, as of the date first written above.

                                    INTERFACE, INC.



                                    By:     -------------------
                                            -------------------



                                    Attest: -------------------
                                            -------------------



                                    EMPLOYEE:



                                    ---------------------------
                                    ---------------------------

                                   SCHEDULE A

                          SCHEDULE OF BENEFIT AMOUNTS

              (as amended and restated effective October 1, 2002)

                          Salary Continuation Payments

         A monthly payment equivalent to the amount which is 1/12th of 50% of the average Annual Compensation paid by the Company for the four individual calendar years of Employee's highest compensation during the last eight full calendar years of Employee's employment with the Company ending on or prior to the effective date of Employee's retirement. (For the avoidance of doubt, in the event the Company terminates Employee's employment without Cause, the benefit payable hereunder shall be based on the four years of highest compensation during the last eight full calendar years preceding the date of termination.)

                                 Death Benefit

         (i) A monthly payment equivalent to the amount which is 1/12th of 50% of the average Annual Compensation paid by the Company for the four individual calendar years of Employee's highest compensation during the last eight full calendar years of Employee's employment with the Company ending on or prior to the date of Employee's death.

         (ii) A monthly payment equivalent to the amount which is 1/12th of 25% of the average Annual Compensation paid by the Company for the four individual calendar years of Employee's highest compensation during the last eight full calendar years of Employee's employment with the Company ending on or prior to Employee's death, provided that the 25% amount shall be increased by 1.67% for each complete 12-month period Employee worked after age 55 (or is deemed to be actively employed pursuant to this Agreement) up to a maximum amount of 41.67% of such final average Annual Compensation if Employee works until age 65.

         (For the avoidance of doubt, in the event the Company terminates Employee's employment without Cause prior to Employee's death, the benefit payable hereunder, whether under clause (i) or clause (ii) above, shall be based on the four years of highest compensation during the last eight full calendar years preceding the date of termination.)

                           Monthly Disability Benefit

         Employee's monthly disability payment shall be that percentage of his compensation at the time of commencement of Disability which, combined with all other Company-sponsored disability security payments (excluding Social Security) then being paid to Employee (or to which he is entitled), equals 662/3% of the compensation payable by the Company to Employee at the commencement of such Disability. For purposes of this section, "compensation" shall have the same meaning as in the Company's disability insurance policy covering Employee at the time his Disability commenced (provided that such policy definition includes Employee's full base salary and either (i) the current year or prior year bonus paid to Employee or (ii) an average of prior years' bonuses paid to Employee), and if no such policy is then in effect or in the event the Company has terminated Employee's employment without Cause prior to such Disability, shall be construed to be average Annual Compensation as described for the benefits above (i.e., average of four years of highest compensation during the last eight full calendar years of employment).

                               Change in Control

         Notwithstanding anything to the contrary contained herein, in the event of a Change in Control, the benefits described in this Schedule A are subject to certain protections and enhancements as described in Sections 6(b), 6(d), 8(b) and 10 of the Agreement.

                                   SCHEDULE B

                          BENEFICIARY DESIGNATION FORM

                                           Effective Date:----------------------

A.       EMPLOYEE INFORMATION

         NAME:
               -----------------------------------------------------------------
         ADDRESS:
                  --------------------------------------------------------------

                  --------------------------------------------------------------

         SOCIAL SECURITY NO.:
                              -------------------------------------------------



B.       BENEFICIARY DESIGNATION

         I hereby revoke all previously designated beneficiaries, if any, and hereby direct that, upon my death, any death benefit payable under the Salary Continuation Agreement between Interface, Inc. and me, dated as of October 1, 2002, to my survivor(s), shall be paid to the following person (persons) as my primary or contingent beneficiary (beneficiaries) in the following proportions:

         Primary Beneficiary(ies) - Name & Address       Relationship      Social Security #   Percentage

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

         If no primary beneficiary shall survive me, I hereby designate the following as my contingent beneficiary (beneficiaries):

         Contingent Beneficiary(ies) - Name & Address    Relationship      Social Security #   Percentage

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------


C.       SIGNATURE OF EMPLOYEE

         I hereby acknowledge that I have read the instructions attached to this form and that all of the information I have provided on this form is true to the best of my knowledge and correctly indicates my wishes.

                                 -------------------------------------
                                        (Employee's Signature)

                                 -------------------------------------
                                                (Date)

                                  INSTRUCTIONS


         BE SURE THAT YOU READ THESE INSTRUCTIONS BEFORE COMPLETING THIS BENEFICIARY DESIGNATION FORM.

GENERAL INSTRUCTIONS

Under the terms of the Salary Continuation Agreement, you have the right to designate the person or persons who will be your beneficiary and receive your death benefit. To designate one or more beneficiaries, you should complete this form.

EMPLOYEE INFORMATION

Fill in the requested information completely and accurately.


BENEFICIARY DESIGNATION

You may appoint one or more primary beneficiaries and one or more contingent beneficiaries. A contingent beneficiary will only receive your unpaid death benefit if none of your primary beneficiaries survive you. If you designate two or more primary beneficiaries and one of the primary beneficiaries does not survive you, the remaining primary beneficiary or beneficiaries will receive your unpaid death benefit. The contingent beneficiary will only receive benefits if no primary beneficiaries are surviving at your death.

You may designate the percentage of your unpaid death benefit each beneficiary should receive. If you do not so indicate, your death benefit will be divided equally among the named beneficiaries. You are advised to consult with an attorney or estate planning professional in connection with completing this form.

SIGNATURE OF EMPLOYEE

The form will be rejected if you do not sign it.